UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

First Amended

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 15, 2013

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 23, 2013, we filed a Current Report on Form 8-K (the “Original Filing”) disclosing that on or about June 15, 2013 our management determined that our financial statements for the period ended December 31, 2012, included in our Annual Report on Form 10-K filed with the Commission on May 20, 2013 (the “Annual Report”), were materially incorrect and should not be relied upon, and that we had filed restated financial statements for the period ended December 31, 2012 in an amended Annual Report on Form 10-K/A filed with the Commission on July 10, 2013 (“Amended Annual Report”).  However, we should have also disclosed in the Original Filing that our financial statements for the period ended December 31, 2011 contained in the Annual Report were also materially incorrect and should not be relied upon, and were subsequently restated in our Amended Annual Report.  As a result, we are filing this amended Current Report on Form 8-K/A to correct those inaccuracies.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or about June 15, 2013, our management determined that our financial statements for the periods ended December 31, 2012 and 2011, included in our Annual Report on Form 10-K filed with the Commission on May 20, 2013, were materially incorrect and should not be relied upon.  These financial statements were determined to be incorrect because they improperly applied the convertibility terms of our Series A Convertible Preferred Stock.

We restated our financial statements for the periods ended December 31, 2012 and 2011 in an amended Annual Report on Form 10-K/A filed with the Commission on July 10, 2013 in order to correctly account for the convertibility terms of our Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 10, 2013	Green Automotive Company
a Nevada corporation

/s/ Ian Hobday
By: Ian Hobday
Its: Chief Executive Officer

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